Exhibit 21

1.	CEDC International Sp. z o.o., a limited liability company organized under the laws of Poland.

2.	Fine Wines and Spirits, Sp z o.o., a limited liability company organized under the laws of Poland.

3.	Polmos Bialystok S.A., a closed joint stock company formed under the laws of Poland.

4.	Bols Hungary, Kft, a limited liability company organized under the laws of Hungary.

5.	Classic Sp z o.o., a limited liability company organized under the laws of Poland.

6.	Copecresto Enterprises Limited, a limited liability company organized under the laws of Cyprus.

7.	OOO Parliament Production, a limited liability company organized under the laws of the Russian Federation.

8.	OOO Parliament Distribution, a limited liability company organized under the laws of the Russian Federation.

9.	Lugano Holding Limited, a limited liability company organized under the laws of Cyprus.

10.	ISF GmbH, a limited liability company organized under the laws of Germany.

11.	Peulla Enterprises Limited, a limited liability company organized under the laws of Cyprus.

12.	WHL Holdings Limited, a limited liability company organized under the laws of Cyprus.

13.	Dancraig Wine & Spirits Trading Limited, a limited liability company organized under the laws of the Isle of Man.

14.	Global Wine & Spirit Holdings Limited, a limited liability company organized under the laws of Cyprus.

15.	Tisifoni Wines & Spirits Limited, a limited liability company organized under the laws of Cyprus.

16.	OOO Whitehall-Center, a limited liability company organized under the laws of the Russian federation.

17.	OOO WH Import Company, a limited liability company organized under the laws of the Russian Federation.

18.	OOO Whitehall Severo-Zapad, a limited liability company organized under the laws of the Russian Federation.

19.	OOO Whitehall-Saint-Petersburg, a limited liability company organized under the laws of the Russian Federation.

20.	OOO Whitehall-Siberia, a limited liability company organized under the laws of the Russian Federation.

21.	OOO WH Rostov-na-Donu, a limited liability company organized under the laws of the Russian Federation.

22.	Bravo Premium LLC, a limited liability company organized under the laws of the Russian Federation.

23.	CEDC Finance Corporation, LLC, a limited liability company organized under the laws of the State of Delaware in the United States.

24.	CEDC Finance Corporation International, Inc., a corporation organized under the laws of the State of Delaware in the United States.

25.	Jelegat Holdings Limited, a limited liability company organized under the laws of Cyprus.

26.	JSC “Distillery Topaz,” a closed joint stock company organized under the laws of the Russian Federation.

27.	JSC “Russian Alcohol Group,” a closed joint stock company organized under the laws of the Russian Federation.

28.	Latchey Limited, a limited liability company organized under the laws of Cyprus.

29.	Limited Liability Company “The Trading House Russian Alcohol,” a limited liability company organized under the laws of the Russian Federation.

30.	Lion/Rally Lux 1 S.A., a closed joint stock company organized under the laws of the Netherlands.

31.	Lion/Rally Lux 2 Sarl, a limited liability company organized under the laws of the Netherlands.

32.	Lion/Rally Lux 3 Sarl, a limited liability company organized under the laws of the Netherlands.

33.	Mid-Russian Distilleries, a corporation organized under the laws of the Russian Federation.

34.	OOO “First Tula Distillery,” a limited liability company organized under the laws of the Russian Federation.

35.	OOO “Glavspirttirest,” a limited liability company organized under the laws of the Russian Federation.

36.	Pasalba Ltd., a limited liability company organized under the laws of Cyprus.

37.	PWW Sp. z o.o., a limited liability company organized under the laws of Poland.

38.	ZAO “Sibirskiy LVZ,” a closed joint stock company organized under the laws of the Russian Federation.